Subsidiaries of the Company


                                                                Jurisdiction of
Subsidiary                           Percentage Owned            Incorporation
----------                           ----------------           ----------------

Peoples Savings Bank                      100%                   United States

Peoples Financial Services, Inc.          100%                   New Jersey